Exhibit 99.1

AnaptysBio Announces Pricing of Public Offering of Common Stock

SAN DIEGO, September 25, 2018 — AnaptysBio, Inc. (NASDAQ: ANAB), a clinical stage biotechnology company developing first-in-class antibody product candidates focused on unmet medical needs in inflammation, today announced the pricing of its underwritten public offering of 2,200,000 shares of common stock at a public offering price of $94.46 per share. In addition, AnaptysBio has granted the underwriters a 30-day option to purchase up to an additional 330,000 shares of its common stock at the public offering price less the underwriting discounts and commissions. All of the shares are being offered by AnaptysBio. The offering is expected to close on or about September 28, 2018 subject to customary closing conditions.

Gross proceeds to AnaptysBio from the offering are expected to be approximately $207.8 million, excluding any exercise of the underwriters’ option to purchase additional shares. AnaptysBio intends to use the net proceeds from this offering to fund research and development activities for its clinical development programs, including, but not limited to, its ongoing and planned clinical trials for etokimab and ANB019, including related manufacturing costs, its ongoing preclinical, discovery and research programs, and for working capital and other general corporate purposes.

Credit Suisse, J.P. Morgan and Jefferies are acting as joint book-running managers for the offering. Cantor, Guggenheim Securities and Wedbush PacGrow are acting as co-managers.

The public offering is being made pursuant to a shelf registration statement on Form S-3 that was filed by AnaptysBio with the Securities and Exchange Commission (“SEC”) and became automatically effective on February 5, 2018. A final prospectus supplement and accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus may be obtained from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, or by telephone at (800) 221-1037, or by email at newyork.prospectus@credit-suisse.com; J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; or Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by email at Prospectus_Department@Jefferies.com, or by phone at (877) 821-7388.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the closing of the offering and the anticipated use of the net proceeds from the offering. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ materially from those expressed or implied in such forward-looking statements, including risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the public offering; and those factors described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

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Contact:

Monique Allaire

THRUST Investor Relations

617.895.9511

monique@thrustir.com

Chelcie Lister

THRUST Investor Relations

910.777.3049

chelcie@thrustir.com

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